Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Newell Brands Inc. of our report dated February 26, 2016 relating to the financial statements and financial statement schedule of Jarden Corporation, which appears in Newell Brands Inc.’s Current Report on Form 8-K dated March 15, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 16, 2016